UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 13, 2005 (December 9, 2005)
Date of report (Date of earliest event reported)
MATRIX BANCORP, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-21231	84-1233716

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

700 17th Street, Suite 2100 Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)
(303) 595-9898
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
     On December 9, 2005, we completed a private offering of 5,120,000 shares of common stock, par value $0.0001 per share. The shares of our common stock were sold at a per share price of $19.00, except for shares sold to an affiliate of our placement agent, which purchased the shares at the offering price less the placement agent fee, or $17.67 per share. In the private offering, we raised an aggregate of $96,987,400, less a placement agent fee in the amount of $6,517,000 and certain other expenses.
     The private offering was conducted in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, or the Securities Act, and in compliance Rule 506 of Regulation D promulgated under the Securities Act. The shares of common stock sold to “accredited investors,” within the meaning of Rule 501 of Regulation D of the Securities Act.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) Effective at the closing of the private offering on December 9, 2005, Messrs. David A. Frank, Richard V. Schmitz and D. Mark Spencer each resigned from our board of directors. Prior to his resignation, Mr. Frank also served on our audit committee, compensation committee and nomination/governance committee. As of such dates, Mr. Schmitz resigned from his position as our co-chief executive officer and Mr. Spencer resigned from his positions as our president and co-chief executive officer.
(c) Following the closing of the private offering on December 9, 2005, we appointed Guy A. Gibson as our new chairman of the board, Scot T. Wetzel as our new president and chief executive officer and Michael J. McCloskey as our new Chief Operating Officer. William D. Snider will be appointed as our Head of Finance and Risk Management in January 2006.
The following are descriptions of the business experience of each of Mr. Gibson, Mr. Wetzel, Mr. Snider and Mr. McCloskey for at least the past five years:
•	Guy A. Gibson, age 41, has been appointed as our chairman of the board of directors. Mr. Gibson is the founder and has served as Chairman of G2 Holding Corp. since 2002. G2 Holding Corp. owned and controlled Legent Clearing LLC, a securities clearing firm, until its sale in February 2005. Mr. Gibson founded our company in 1989 and served as our president and chief executive officer from 1992 through June 2002. Mr. Gibson was also one of the original founders of our subsidiary, Matrix Financial, a mortgage bank which conducts business nationwide, and served as its chairman from 1990 through June 2002. Mr. Gibson received a B.S. in Finance from Bowling Green State University.

•	Scot T. Wetzel, age 37, has been appointed as our president and chief executive officer. Mr. Wetzel will also serve as chairman of the board of directors, president and chief executive officer of our subsidiary, Matrix Capital Bank. From November 2000 through August 2005, Mr. Wetzel served as president of the Colorado division of Compass Bancshares, Inc. Prior to Compass Bancshares, from 1991 to 2000, Mr. Wetzel was employed by KeyBank, most recently as senior vice president and sales leader of corporate banking in Colorado.

•	William D. Snider, age 64, will be appointed as our head of finance and risk-management in January 2006. In addition, Mr. Snider is expected to be elected as a director and vice-chairman of our board of directors upon election of at least one additional independent director to our board of directors. From 2001 to present, Mr. Snider has served as a director of Native American Bank, N.A. From January 2005 until his resignation from such position, which is expected to be effective in January 2006, Mr. Snider also served as interim chief executive officer of Native American Bank. Mr. Snider has served as the chief financial officer at CoBank and TransOhio Bank and from 1986 to 1990 served as group head treasury at Continental Bank Corporation. From March 1999 until January 2001, Mr. Snider served as chief financial officer at Metropolitan Mortgage & Securities Co., Inc. and served on its board of directors from 2001 until 2003. Mr. Snider is a member of the Financial Executives International, the CFA Institute and the Colorado CFA Society. Mr. Snider holds the Chartered Financial Analyst designation.

•	Michael J. McCloskey, age 53, has been appointed as our chief operating officer with responsibility for all of our non-bank subsidiaries. Since 2003, Mr. McCloskey has served as executive vice president of G2 Holding Corp., a position he resigned upon completion of the private offering. In addition, Mr. McCloskey is currently a managing director of Milestone Merchant Partners, LLC engaged in providing financial and restructuring advice to the Air Line Pilots Association regarding the restructuring of America West Airlines and Delta Air Lines. Milestone Merchant Partners, LLC is an affiliate of Milestone Advisors, LLC (“Milestone”). Prior to joining G2 Holding Corp., Mr. McCloskey founded and served as managing member of Triumph Capital Partners, LLC, a boutique merchant bank, from January 2001 to January 2003. Mr. McCloskey has over 25 years of experience in investment banking, corporate operations, fund management, legal matters and other activities. Mr. McCloskey served as an officer and department head of both E.F. Hutton & Company Inc. and Paine Webber Inc. between 1983 to 1993.
     In connection with the private offering, we engaged G2 Holding Corp. as an adviser. G2 Holding Corp. was reimbursed for reasonable out-of-pocket expenses in connection with the private offering and $1,350,000 for expenses associated with recruiting and assembling our new management team. Of the $1,350,000 paid to G2 Holding Corp., $200,000 was paid to Milestone, as compensation for Milestone’s financial advisory services to us. Mr. Guy A. Gibson, our chairman of the Board of Directors, (see Item 5.02(d) below), is the chairman and controlling shareholder of G2 Holding Corp., Mr. McCloskey, our chief operating officer, was an executive vice president of G2 Holding Corp. and a managing director of Milestone, and Mr. Wetzel, our president and chief executive officer, was a consultant for G2 Holding Corp.
(d) Effective at the closing of the private offering on December 9, 2005, we appointed Messrs. Guy A. Gibson and Scot T. Wetzel to fill the vacancies created by the director resignations referred to in Item 5.02 (b) above and to serve as directors until the next annual meeting of shareholders at which directors are elected and until their successors have been elected and qualified. In addition, Mr. Gibson was appointed to serve as our Chairman of the Board. See Item 5.02(c) above for a description of certain related transactions involving Mr. Gibson and Mr. Wetzel.
Item 7.01 Regulation FD Disclosure.
     On December 12, 2005, we issued a press release announcing the completion of the private offering (see Item 3.02 above). In connection with the private offering, we entered into a registration rights agreement for the benefit of purchasers of our common stock sold in the offering, which is attached hereto as Exhibit 4.1. As discussed in such press release, our new management team intends to conduct an issuer tender offer for shares of our common stock that will be funded by the net proceeds of the private offering. In connection with the proposed tender offer, we entered into tendering stockholder agreements with certain current shareholders, copies of which agreements are set forth as Exhibits 10.1 through 10.5 hereof. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

     Holders of our common stock are advised to read our Tender Offer Statement if and when it becomes available, as it will contain important information regarding the tender offer. We will notify all of our common stock holders if and when the Tender Offer Statement becomes available. When available, our common stock holders may get the Tender Offer Statement and other filed documents related to the tender offer for free at the U.S. Securities and Exchange Commission’s web site (www.sec.gov). In addition, our common stock holders may request a free copy of the Tender Offer Statement and other documents related to the tender offer from us following such time that it becomes available.
Item 8.01 Other Events.
     The information about our proposed issuer tender offer contained in Item 7.01 of this Report is incorporated into this Item 8.01.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	The Registration Rights Agreement dated as of December 9, 2005, by and between Matrix Bancorp, Inc., Friedman, Billings, Ramsey & Co., Inc. and the other parties thereto.

10.1	Amended and Restated Tendering Stockholders Agreement, dated as of December 2, 2005 executed by Columbia Management Advisors LLC

10.2	Amended and Restated Tendering Stockholders Agreements, dated as of December 2, 2005, executed by David W. Kloos

10.3	Amended and Restated Tendering Stockholders Agreements, dated as of December 2, 2005, executed by T. Allen McConnell

10.4	Amended and Restated Tendering Stockholders Agreements, dated as of December 2, 2005, executed by Richard V. Schmitz

10.5	Amended and Restated Tendering Stockholders Agreements, dated as of December 2, 2005, executed by D. Mark Spencer

99.1	Press Release dated December 12, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIX BANCORP, INC.
Dated: December 13, 2005	By:	/s/ T. Allen McConnell
	Name:	T. Allen McConnell
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

No.	Description
4.1	The Registration Rights Agreement dated as of December 9, 2005, by and between Matrix Bancorp, Inc., Friedman, Billings, Ramsey & Co., Inc. and the other parties thereto.

10.1	Amended and Restated Tendering Stockholders Agreement, dated as of December 2, 2005 executed by Columbia Management Advisors LLC

10.2	Amended and Restated Tendering Stockholders Agreements, dated as of December 2, 2005, executed by David W. Kloos

10.3	Amended and Restated Tendering Stockholders Agreements, dated as of December 2, 2005, executed by T. Allen McConnell

10.4	Amended and Restated Tendering Stockholders Agreements, dated as of December 2, 2005, executed by Richard V. Schmitz

10.5	Amended and Restated Tendering Stockholders Agreements, dated as of December 2, 2005, executed by D. Mark Spencer

99.1	Press Release dated December 12, 2005.